Hudson Pacific Properties, Inc. Press Release

Hudson Pacific Extends $1.1 Billion Loan on Hollywood Media Portfolio
Extension executed with no principal paydown, removing near-term maturity risk while preserving capital

LOS ANGELES (September 11, 2026)—Hudson Pacific Properties, Inc. (NYSE: HPP), an office REIT focused on top-tier real estate across high-barrier-to-entry West Coast gateway markets and preeminent studios in Los Angeles and New York, today announced that the company and its joint venture partner have extended the $1.1 billion CMBS loan secured by the Hollywood Media Portfolio. The extension moves the loan's maturity to November 9, 2027, with the stated interest rate unchanged and no principal paydown required at closing.

"This extension underscores our ability to execute a positive outcome for shareholders," said Harout Diramerian, Hudson Pacific’s CFO. "It provides us with additional time and flexibility to advance our leasing strategy across this portfolio, while proactively managing our broader debt maturity schedule."

The 2.2 million-square-foot Hollywood Media Portfolio includes three premier Hollywood studio lots, Sunset Gower Studios, Sunset Las Palmas Studios and Sunset Bronson Studios, along with five on-lot or adjacent Class A office properties, ICON, EPIC, Harlow, 6040 Sunset and CUE. The portfolio also includes rights to build another 1.1 million square feet of office and production space. Hudson Pacific owns a 51% interest in the portfolio through its joint venture and oversees day-to-day operations, leasing and development.

As part of the extension, the joint venture will reallocate partnership funds to a $20 million leasing reserve at closing. Excess cash flow from the portfolio will be swept to the reserve to fund on-going capital needs for the duration of the loan term. Hudson Pacific also entered into a derivative to swap SOFR at 3.50% through maturity. Reported interest expense will include fees and costs associated with the extension and derivative.

About Hudson Pacific Properties
Hudson Pacific Properties, Inc. (NYSE: HPP) owns, operates, develops and redevelops top-tier office real estate across high-barrier-to-entry West Coast gateway markets, including the San Francisco Bay Area, Los Angeles, Seattle and Vancouver. The company also owns a studio platform unique among publicly traded REITs, comprising one of the largest independent studio operations in Los Angeles, along with an additional studio in New York. Hudson Pacific's in-service portfolio of 46 properties includes approximately 12.8 million square feet of office space and approximately 1.7 million square feet of studio space, leased to investment-grade and blue-chip tenants in technology and media, balanced by legal, government, retail and financial and business services users. The company has been named GRESB's Global Sector Leader for U.S. office five years running and was one of the first REITs to achieve carbon neutrality across its operations, which it has maintained since 2020. For more information, visit HudsonPacificProperties.com.

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Hudson Pacific Properties, Inc. Press Release

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Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

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